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                                                                   EXHIBIT 10.26


                                                  AT&T MA REFERENCE NO. ________


                                  ADDENDUM TO
                                MASTER AGREEMENT

This is an Addendum to the Master Agreement by and between Eloquent, Inc. (collectively "CUSTOMER", "You" or "Your"), a California corporation having a place of business at 2000 Alameda de las Pulgas San Mateo, CA 94403 and AT&T Corp., a New York corporation ("AT&T"), with offices at 55 Corporate Drive, Bridgewater, NJ 08807, on behalf of itself and its affiliates.

CUSTOMER and AT&T hereby agree to the following modifications to the General Terms and Conditions of the Master Agreement:

1.   ARTICLE 1.0, DEFINITIONS

SECTION 1.3, is deleted in its entirety and replaced with the following:

"User" means anyone who uses or accesses any Service purchased by You under this Agreement. "User" shall not include any unauthorized party who, in violation of law, accesses any Service without the consent or permission of You, either express or implied ("Unauthorized Party"), after You have taken all commercially reasonable documented safeguards to prevent such unauthorized access ("Security"); provided that, as soon as You become aware of or reasonably should have known about such unauthorized access, You immediately implement security measures to prevent such unauthorized access and provide notice and appropriate documentation of same to AT&T."

2.   ARTICLE 2.0, CHARGES AND BILLING

SECTION 2.1, is modified by adding the following at the end of this section:

"Based upon Your current credit status, AT&T will not require a deposit unless specified in an Attachment."

SECTION 2.2, is modified by adding the following at the end of the parenthetical:

"incurred by lack of timely action by You)".

SECTION 2.3, is modified by adding the following at the end of this section:

"However, in the event of a bona fide dispute over a charge specifically identified by CUSTOMER through written notice to AT&T, payment of the identified charge will not be considered past due and no interest will be charged for non-payment of such disputed charges pending investigation by AT&T. Upon completion of AT&T's investigation of such disputed charge, AT&T will advise CUSTOMER of the results of the investigation and will make such adjustments as deemed appropriate in AT&T's reasonable discretion. Payment of any disputed charges that are determined to be correct as a result of such investigation shall be considered past due if not paid in full within thirty
(30) days after completion on the investigation."

3.    ARTICLE 3.0, RESPONSIBILITIES OF THE PARTIES

SECTION 3.2, is modified by deleting "receives notice from anyone" and replacing with "receives notice from a reputable source".



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                                                     AT&T MA REFERENCE NO. _____

SECTION 3.2, is further modified by adding the following at the end of this section:

"AT&T will use reasonable efforts to provide notice to You of any violation or threatened violation of this Section 3.2, and give You ten (10) business days (after such provision of such notice) to cure such violation prior to terminating any affected Attachment; provided that AT&T reserves the right to take immediate action in the exercise of its reasonable discretion as necessary in instances of illegal activity, noncompliance with applicable laws and regulations, or threat of imminent harm to persons or property, and to provide You notice thereafter. AT&T will remove any suspension promptly upon its notification from You and verification of Your cure of any violation or remediation of any threatened violation."

4. ARTICLE 4.0, USE OF INFORMATION.

SECTION 4.1, is modified by adding the following after the words "marked 'proprietary' or 'confidential':

"In the event that information is disclosed to a party and, based on the circumstances of the disclosure or the confidential nature of the information, it is or should be apparent to a reasonable business person (acting in good faith) at the time of disclosure that the information is proprietary or confidential, the requirement to mark such information as "proprietary or confidential" shall not apply and such information will be treated as INFORMATION and shall be subject to the obligations contained herein."

SECTION 4.2, is modified by deleting the words "check quality".

SECTION 4.2, is further modified by adding the following at the end of this section:

"Each party shall use reasonable measures to protect the confidentiality of the other party's information. Such measures shall include at least the same degree of care that such party utilizes to protect its own information of a similar nature, which shall be no less than reasonable care."

5. ARTICLE 6.0, PUBLICITY AND MARKS

SECTION 5.1, is modified by adding "which shall not be unreasonably withheld" after the words "consent of the other party".

SECTION 5.2, is modified by adding "which shall not be unreasonably withheld" after the words "written consent,".

SECTION .5.2, is modified by adding the following at the end of this section:

"or except as provided in any other written agreement between the parties."

6. ARTICLE 6.0, SOFTWARE

SECTION 6.5, is deleted  in its entirety and replaced with the following:

"You agree to comply with any additional written restrictions provided to You that are provided with any Third-Party Software."

7. ARTICLE 7.0, ADJUSTMENTS TO MINIMUM PURCHASE COMMITMENTS

ARTICLE 7.0, the first sentence is modified by adding "make a good faith effort" after the words under an Attachment, AT&T will".

                                AT&T PROPRIETARY

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                                                       AT&T MA REFERENCE NO. ___


8.   ARTICLE 9.0. LIMITATIONS OF LIABILITY

SECTION 9.4, is modified by adding "WHICH ARE NOT AT&T AFFILIATES" after the words "THIRD PARTIES".

9.   ARTICLE 10.0. TERMINATION

SECTION 10.1, is modified by adding "citing the nature of the breach," after the words "after receipt of written notice".

SECTION 10.3, the first sentence is modified by adding the word "undisputed" after the words "payment of all".

10.  ARTICLE 12.0. GENERAL PROVISIONS

SECTION 12.6, is modified by deleting "New York" and replacing with "California".

Except as modified herein, the terms of the Master Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, AT&T and Customer have caused this Addendum to be executed by their duly authorized representatives.



ELOQUENT, INC.                                 AT&T CORP.
(Legal Name)

By: /s/ MONAHAN                                By:  /s/ SANDRA BROWN
   -----------------------------                  -----------------------------
    (Authorized Signature)                        (Authorized Signature)

   Monahan                                        SANDRA BROWN
--------------------------------               --------------------------------
(Typed or Printed Name)                        (Typed or Printed Name)

  Controller                                     CONTRACT SPECIALIST
--------------------------------               --------------------------------
(Title)                                        (Title)
  June 22, 2001                                  6/25/01
--------------------------------               --------------------------------
(Date)                                         (Date)





                                AT&T PROPRIETARY

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